UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 13, 2009

AMERICAN DENTAL PARTNERS, INC.

(Exact Name of Registrant as Specified in Charter)

DELAWARE	0-23363	04-3297858
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

American Dental Partners, Inc.

401 Edgewater Place, Suite 430

Wakefield, Massachusetts 01880

(Address of Principal Executive Offices,

Including Zip Code)

Registrant’s telephone number, including area code: (781) 224-0880

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

This Current Report on Form 8-K contains forward-looking statements, as defined by the Private Securities Litigation Reform Act of 1995, about the performance of American Dental Partners, Inc. (the “Company”). For this purpose, any statements contained herein that are not statements of historical fact may be deemed to be forward-looking statements. Without limiting the foregoing, the words “believes,” “anticipates,” “plans,” “expects” and similar expressions are intended to identify forward-looking statements. There are a number of factors that could cause actual events or results to differ materially from those indicated by such forward-looking statements, many of which are beyond the Company’s control, including the risk factors disclosed previously and from time to time in the Company’s filings with the U.S. Securities and Exchange Commission. In addition, the forward-looking statements contained herein represent the Company’s estimate only as of the date of this filing and should not be relied upon as representing the Company’s estimate as of any subsequent date. While the Company may elect to update these forward-looking statements at some point in the future, the Company specifically disclaims any obligation to do so to reflect actual results, changes in assumptions or changes in other factors affecting such forward-looking statements.

Item 1.01	Entry Into a Material Definitive Agreement.

On November 13, 2009, the Company entered into Amendment No. 1 (the “Amendment”) to the Senior Secured Credit Facility (the “Credit Facility”), dated August 21, 2009, among the Company, as borrower; the lending institutions named therein, as lenders; KeyBank National Association, as a co-lead arranger and administrative agent; RBS Securities Inc., as a co-lead arranger; Banc of America Securities LLC, as a co-lead arranger; Bank of America, N.A., as documentation agent; and RBS Citizens, N.A., as syndication agent. Pursuant to the terms of the Amendment, the Company is permitted to make acquisitions of up to $32,000,000 annually through December 31, 2009 and thereafter, of up to $25,000,000 annually, subject to various financial covenants. The Amendment will become effective upon the closing of the acquisition by a newly-created subsidiary of the Company, American Dental Partners of Florida, LLC (“ADP Florida”), of substantially all of the assets of Christie Dental Partners, Inc. and Christie Dental Practice Group, P.L. (collectively, “Christie Dental”), provided that such acquisition closes on or prior to December 15, 2009.

Item 8.01	Other Events.

On November 13, 2009, ADP Florida entered into an asset purchase agreement (the “Acquisition Agreement”) with Christie Dental Partners, Inc., Christie Dental Practice Group, P.L. and their respective owners pursuant to which ADP Florida will acquire substantially all of the assets of Christie Dental in exchange for $27,000,000 in cash, subject to a working capital adjustment, and the assumption of certain liabilities. The Acquisition Agreement provides that at the closing of the acquisition, Christie Dental Practice Group, P.L. will enter into a 40-year service agreement with ADP Florida pursuant to which ADP Florida will be responsible for providing all services necessary for the administration of the non-clinical aspects of the dental operations of Christie Dental. The Company expects that the closing of the transaction, which is subject to satisfaction or waiver of certain customary closing conditions, will occur on or about December 1, 2009. The acquisition will be funded by borrowings under the Credit Facility and cash on hand.

On November 16, 2009, the Company issued a press release announcing that the Company had entered into the Acquisition Agreement. A copy of the press release is attached hereto as Exhibit 99.1

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

10.1	Amendment No. 1, dated November 13, 2009, to Senior Secured Credit Facility, dated August 21, 2009, among the Company, as Borrower; the Lending Institutions Named Therein, as Lenders; KeyBank National Association, as a Co-Lead Arranger and Administrative Agent; RBS Securities Inc., as a Co-Lead Arranger; Banc of America Securities LLC, as a Co-Lead Arranger; Bank of America, N.A., as Documentation Agent; and RBS Citizens, N.A., as Syndication Agent

99.1	Press Release issued by the Company on November 16, 2009

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN DENTAL PARTNERS, INC.
(Registrant)

November 16, 2009	/S/ BREHT T. FEIGH
Breht T. Feigh
Executive Vice President,
Chief Financial Officer and Treasurer
(principal financial officer)

EXHIBIT INDEX

Exhibit No.	Description
10.1	Amendment No. 1, dated November 13, 2009, to Senior Secured Credit Facility, dated August 21, 2009, among the Company, as Borrower; the Lending Institutions Named Therein, as Lenders; KeyBank National Association, as a Co-Lead Arranger and Administrative Agent; RBS Securities Inc., as a Co-Lead Arranger; Banc of America Securities LLC, as a Co-Lead Arranger; Bank of America, N.A., as Documentation Agent; and RBS Citizens, N.A., as Syndication Agent

99.1	Press release issued by the Company dated November 16, 2009